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ARTICLES OF ORGANIZATION

The undersigned, with the intention of creating a Maryland Limited Liability Company files the following Articles of Organization:

(1) The name of the Limited Liability Company is:
AHIT Valfre GP, LLC

(2) The purpose for which the Limited Liability Company is filed is as follows:
To serve as a General Partner for a Maryland LLP

(3) The address of the Limited Liability Company in Maryland is:
7 Saint Paul Street, Suite 820, Baltimore, MD, 21202

(4) The Resident Agent of the Limited Liability Company in Maryland is:
CSC-Lawyers Incorporating Service Company

whose address is:
7 Saint Paul Street, Suite 820, Baltimore, MD, 21202

(5) Signature(s) of Authorized Person(s):

Sean Zarinegar

(6) Signature(s) of Resident Agent(s):

Caroline Kriz, Agent

I hereby consent to my designation in this document.

(7) Filing party's name and return address:
Marina Atsovska, 7457 FRANKLIN ROAD STE 200, BLOOMFIELD HILLS, MI, 48301